UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road
Concord, Ontario L4K 2N6 Canada
(Address of principal executive offices)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 11, 2023, Masonite International Corporation (the "Company") appointed Katie Shellabarger as its Vice President, Chief Accounting Officer. In this position, Ms. Shellabarger will serve as the Company’s principal accounting officer, replacing Patrick D. Brisley. Ms. Shellabarger assumes this role prior to the departure of Mr. Brisley; accordingly, Russell T. Tiejema will not assume the role of principal accounting officer of the Company as previously disclosed. Mr. Tiejema continues to service in his current role as Executive Vice President and Chief Financial Officer of the Company.
Ms. Shellabarger, age 52, previously served as Vice President, Internal Audit, Chief Audit Executive since joining the Company in April 2019 and recently assumed additional responsibilities as interim Chief Financial Officer of Endura Products, a wholly owned subsidiary of the Company, upon its acquisition in January 2023. Prior to joining the Company, from March 2018 to April 2019, Ms. Shellabarger served as managing director and founder of TCB LLC, an internal audit and risk management consulting firm. From August 2014 to March 2018, Ms. Shellabarger served as Vice President and Chief Audit Executive at CDK Global, a provider of retail technology and software as a service solutions for the automotive industry. Prior to that time, Ms. Shellabarger served in various accounting and internal auditing roles of increasing responsibility. Ms. Shellabarger started her career in the audit and business advisory services practice at Arthur Andersen LLP. She has a Bachelor of Arts degree in Political Science from John Carroll University and a Master of Science in Accountancy from DePaul University. Ms. Shellabarger is a certified public accountant.
There are no arrangements or understandings between Ms. Shellabarger and any other persons pursuant to which Ms. Shellabarger was appointed as Vice President, Chief Accounting Officer of the Company. There are no family relationships between Ms. Shellabarger and any director or executive officer of the Company, and there are no transactions involving Ms. Shellabarger that would require disclosure pursuant to Item 404(a) of Regulation S-K.
In connection with her appointment, Ms. Shellabarger will receive an annual base salary of $270,000 and a target annual bonus award of 40% of her annual base salary pro-rated from her appointment date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual General Meeting of Shareholders (the "Annual Meeting") on May 11, 2023. For more information on the following proposals, see the Company's definitive proxy statement (the "Proxy Statement") for the Annual Meeting filed with the Securities and Exchange Commission on March 29, 2023. Below are the final voting results.
Proposal 1 - Election of Directors

The following directors were elected to serve as directors of the Company, each for a one-year term:

	Votes For	Votes Withheld	Broker Non-Votes
Howard C. Heckes	20,733,451	156,036	337,813
Jody L. Bilney	18,542,233	2,347,254	337,813
Robert J. Byrne	20,190,193	699,294	337,813
Peter R. Dachowski	20,772,884	116,603	337,813
Jonathan F. Foster	20,407,320	482,167	337,813
Daphne E. Jones	20,551,889	337,598	337,813
Barry A. Ruffalo	20,784,314	105,173	337,813
Francis M. Scricco	20,146,600	742,887	337,813
Jay I. Steinfeld	20,855,516	33,971	337,813

Proposal 2 - Advisory Vote on Executive Compensation

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
17,349,562	3,520,443	19,482	337,813

Proposal 3 - Appointment of Independent Registered Public Accounting Firm

The shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
21,208,388	15,565	3,347	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	May 12, 2023	By:	/s/ James C. Pelletier
		Name:	James C. Pelletier
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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